As filed with the Securities and Exchange Commission on April 25, 2006

Registration No. 333

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL CROSSING LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-1407042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(Address of Principal Executive Office including Zip Code)

2003 Global Crossing Limited Stock Incentive Plan

(Full title of the Plan)

CT Corporation

1633 Broadway, 23rd Floor

New York, New York 10019

(212) 479-8200

(Name, address and telephone number of agent for service)

Copies to:

John B. McShane Global Crossing Limited (USA) 200 Park Avenue 3rd Floor Florham Park, NJ 07932	Peter Loughran Debevoise and Plimpton LLP 919 Third Avenue New York, NY 10022

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $ .01 per share (1)	3,500,000	$23.805	$83,317,500	$8,914.97	(2)

(1)	Consists of common shares available for future issuance under the 2003 Global Crossing Limited Stock Incentive Plan, as amended (the “Plan”), to the extent not previously registered. Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions under the Plan is hereby also registered.
(2)	Computed pursuant to Rule 457(h) promulgated under the Securities Act solely for the purpose of determining the registration fee, based upon an assumed price of $23.805 per share, which was the average of the high and low prices of the Registrant’s common shares on April 24, 2006, as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ).

EXPLANATORY NOTE

A Registration Statement (the “Prior Registration Statement”) was filed on December 8, 2004 (Registration No. 033-121079) to register under the Securities Act of 1933, among other things, 4,878,261 shares of Global Crossing Limited common shares, par value $0.01 per share (the “Common Shares”), issuable under the 2003 Global Crossing Limited Stock Incentive Plan (the “Plan”).

This Registration Statement on Form S-8 (the “Registration Statement”) of Global Crossing Limited (the “Registrant”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional 3,500,000 Common Shares issuable under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 5.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Florham Park, New Jersey on the 21st day of April, 2006.

Global Crossing Limited

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Vice President, Secretary & Deputy General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ John Legere John Legere	Chief Executive Officer (Principal Executive Officer)	April 21, 2006

/s/ Jean F.H.P. Mandeville Jean F.H.P. Mandeville	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2006

/s/ Robert Klug Robert Klug	Chief Accounting Officer (Principal Accounting Officer)	April 21, 2006

/s/ Lodewijk Christiaan van Wachem Lodewijk Christiaan van Wachem	Chairman and Director	April 21, 2006

/s/ E.C. “Pete” Aldridge, Jr. E.C. “Pete” Aldridge, Jr.	Director	April 21, 2006

/s/ Donald L. Cromer Donald L. Cromer	Director	April 21, 2006

/s/ Archie Clemins Archie Clemins	Director	April 21, 2006

/s/ Richard R. Erkeneff Richard R. Erkeneff	Director	April 21, 2006

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/s/ Peter Seah Lim Huat Peter Seah Lim Huat	Vice Chairman and Director	April 21, 2006

/s/ Charles Macaluso Charles Macaluso	Director	April 21, 2006

/s/ Michael Rescoe Michael Rescoe	Director	April 21, 2006

/s/ Robert J. Sachs Robert J. Sachs	Director	April 21, 2006

/s/ Lee Theng Kiat Lee Theng Kiat	Director	April 21, 2006

/s/ Mitchell Sussis Mitchell Sussis	Authorized Representative in the United States	April 21, 2006

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Index to Exhibits

Exhibit No.	Description of Exhibit

5	Opinion of Appleby Spurling Hunter (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Appleby Spurling Hunter (included in Exhibit 5).

99	2003 Global Crossing Limited Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.05 to the registrant’s 2005 Annual Report on Form 10-K filed on March 16, 2006).

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